Exhibit 10.11
Loan Agreement
     THIS LOAN AGREEMENT is made as of the date below (the “Effective Date”) by and between F.F.F.C., Inc., a Texas corporation (“Lender”), and American Locker Group Incorporated, a Delaware corporation (“Borrower”). For valuable consideration, the parties agree as follows:
     1. Representations and Warranties. Borrower represents and warrants to Lender that the following statements are true and correct and will remain true and correct until the Indebtedness has been repaid in full:
          a. Title Issues.
               (1) Title. Borrower owns good, indefeasible, and insurable fee simple title to the real property described on Exhibit A, free and clear of all liens, options and other encumbrances other than the matters shown on the Lender’s title policy, which are deemed permitted liens, and other than any matters set forth in any notice from the City of Grapevine regarding condemnation.
               (2) Mechanics’ Liens. There are no mechanics’ or similar liens or claims (and no rights are outstanding that under law could give rise to any such liens) affecting the Property.
               (3) Ownership of FF&E. Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment used in connection with the operation of the Property, free and clear of any and all leases, ownership interests, security interests, liens or encumbrances.
               (4) Separate Tax Parcel. The Property is assessed for real estate tax purposes as one or more wholly independent tax lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.
               (5) Taxes; Special Assessments. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, and ground rents, if any, due and owing in respect of the Property have been paid or will be paid at the funding of the Loan.
          b. Status of the Property.
               (1) Permits; Compliance with Laws; Encroachments. Borrower has all necessary certificates, licenses, permits and other approvals, governmental and otherwise, necessary for the operation of the Property. The Property and the present and contemplated use, occupancy, and operation thereof are and will remain in full compliance with all applicable licenses, permits, approvals and Legal Requirements, including, without limitation, all zoning and building requirements and all requirements of Access Laws, land use and environmental laws and other similar laws. None of the Improvements lie or will lie outside of the boundaries of the Land or the applicable building restriction lines. No improvements on adjoining properties materially encroach upon the Land.
               (2) Utilities. The Property is served by all utilities required for the current and contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service. The Property is served by public water and sewer systems. All of the foregoing utilities are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property either (a) without passing over other property or, (b) if such utilities pass over other property, they do so pursuant to valid written easements which appear of record, are for the benefit of the Property and are insured under the Title Policy.

               (3) Access. All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and are physically and legally open for use by the public. If the Property does not abut and have sufficient legal and physical access to one or more public roads or streets for the use of the Property, perpetual right-of-way easements have been recorded over abutting parcels so as to provide such access from such public roads and streets and such easement or easements are insured under the Lender’s title policy.
               (4) Condition of Property. The Property is in good condition and repair and is free from any damage that would materially and adversely affect the value of the Property as security for the Loan or the intended use of the Property. All building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear.
     2. Easements, Assessments, Etc. Without Lender’s prior written consent, Borrower will not cause or otherwise consent to: (a) the creation of any new easement, covenant or the like with respect to the Property; (b) the formation of any assessment district or community facilities district that includes all or any part of the Property; or (c) the levying of special taxes or assessments against the Property.
     3. Insurance Coverage. Borrower will insure and keep insured all improvements now or hereafter created upon the Property against loss or damage by fire and windstorm and any other hazard or hazards, as may be reasonably required from time to time by Lender in accordance with the requirements of the Deed of Trust. Borrower must deliver to Lender the insurance policies, with the mortgage indemnity clause as Lender shall direct. Borrower must deliver renewals of such policies to Beneficiary at least ten (10) days before any such insurance policies shall expire. Any proceeds which Lender may receive under any such policy, or policies, may be applied by Lender, at its option, to reduce the indebtedness hereby secured, whether then matured or to mature in the future, and in such manner as Lender may elect; or Lender may permit Borrower to use said proceeds to repair or replace all improvements damaged or destroyed and covered by said policy.
     4. Insurance and Condemnation Proceeds.
          (a) Casualty. In the event the Property is damaged or destroyed by an insured peril or otherwise, Lender will have the sole right and authority to make, settle and compromise any and all insurance claims and other claims in connection therewith and to apply all casualty proceeds to repayment of the Note and the other obligations secured by the loan documents.
          (b) Condemnation. As used in this Agreement, term “Condemnation” means any taking or proposed taking of all or any part of the Property or any rights with respect thereto under the exercise of the power of eminent domain, or in lieu of such exercise. In the event of a Condemnation, all such proceedings relating to the Condemnation will be subject to the control of Borrower but subject to the approval of Lender, as provided below. Lender’s only requirement for approval of the final Condemnation award and release of its liens on the Property is that the condemnation proceeds be sufficient to pay the Note and all sums due under the loan documents, and be assigned and paid to Lender for application to repayment of the Note and the other obligations secured by the loan documents.
          (c) Conflicts Among Documents. To the extent of any inconsistency between the provisions of this Section and the provisions of the loan documents regarding the settlement, collection and application of casualty proceeds and condemnation proceeds, the provisions of this Agreement will govern such matters.
     5. Required Notices. Borrower will notify Lender within five (5) business days from the occurrence of any event known to Borrower (or the receipt of any notice by Borrower) that could have a material adverse effect on Borrower or the Property, or any portion thereof, including, without limitation: (a) the assertion, recording or filing of any material lien, claim or dispute affecting Borrower or the Property; (b) the filing of any material action or proceeding affecting Borrower or the Property; (c) the occurrence of any material damage to the Property; (d) only upon an Event of Default beyond the applicable notice period and the expiration of any applicable cure period, any condemnation offer or action affecting the Property; or (e) any notice regarding violation of any laws affecting Borrower or the Property.
     6. Compliance With Access Laws. Borrower will maintain the improvements on the Property in strict accordance and full compliance with all laws.
     7. Right to Contest. Borrower will have the right to contest in good faith any claim, charge, demand, levy or assessment payable to a party other than Lender, the non-payment of which would constitute an Event of Default under this Agreement, but only with Lender’s prior written consent. If Lender grants such consent, such non-payment will not constitute an Event of Default so long as such consent remains effective. Lender will not withhold its consent unreasonably, provided that Lender has been furnished a bond satisfactory to it in its sole but reasonable discretion to discharge such claim, charge, etc. in full in the event Borrower should not prevail in such contest. Lender may withdraw such consent at any time if: (a) Borrower fails to prosecute such contest diligently, in full compliance with all conditions to Lender’s consent and in a manner not prejudicial to Lender or its rights hereunder or to the Property, or (b) Lender, in its sole but reasonable discretion, determines that such contested claim, charge, etc., has a material adverse effect on the Property or Lender.
     8. Events of Default. Any of the following shall constitute an “Event of Default” as that term is used in the loan documents (and the term “Default” shall mean any of the following, whether or not any requirement for notice or lapse of time has been satisfied):
          (a) Any default under the Note and the expiration of the applicable grace period.
          (b) Any representation or warranty made by Borrower to or for the benefit of Lender herein or elsewhere in connection with the Loan, including but not limited to any representation in connection with the security therefor, proves to have been incorrect or misleading in any material respect.
          (c) Borrower becomes unable or admits in writing its inability to pay its debts as they become due, or file, or has filed against it, a voluntary or involuntary petition in bankruptcy, or makes a general assignment for the benefit of creditors, or becomes the subject of any other receivership or insolvency proceeding, provided that if such petition or proceeding is not filed or acquiesced in by Borrower or the subject thereof, it shall constitute an Event of Default only if it is not dismissed within sixty (60) days after it is filed or if prior to that time the court enters an order substantially granting the relief sought therein.
          (d) Borrower defaults in the performance of any covenant or agreement contained in any mortgage, deed of trust or similar security instrument encumbering the Property, or the note or any other agreement evidencing or securing the indebtedness secured thereby, which default continues beyond any applicable notice and cure period.

     9. Remedies.
          (a) After the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender under this Agreement, the Note, or the loan documents, or at law or in equity, may be exercised by Lender at any time and from time to time, without notice or demand, whether or not all or any portion of the Indebtedness has been declared due and payable, and whether or not Lender has commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the loan documents with respect to the Property. Any such actions taken by Lender will be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or the other loan documents.
          (b) After the occurrence and during the continuance of any Event of Default, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other loan documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other loan documents and at law or equity, apply any sums any and all accounts maintained by Borrower with Lender to the sums owing under the loan documents.
          (c) Any and all funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other loan documents will be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.
          (d) All Lender’s rights and remedies provided in this Agreement and the other loan documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy will not constitute a cure of any Default unless all sums then due and payable to Lender under the loan documents are repaid and Borrower has cured all other Defaults. No waiver will be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure to satisfy a condition precedent under the loan documents, or from any previous waiver of any similar or unrelated Default or failure to satisfy a condition precedent. Any consent, waiver or approval under any of the loan documents must be in writing and will be limited to its specific terms.
     10. Financial Reporting.
          (a) Borrower will keep adequate books and records of account in accordance with generally accepted accounting principles, consistently applied and will furnish to Lender the financial reports that Lender may reasonably request and in the possession of Borrower or Borrower’s agent.
          (b) Borrower agrees that all financial statements to be delivered to Lender will: (1) be complete and correct in all material respects; (2) present fairly the financial condition of the party in all material respects; and (3) disclose all liabilities that are required to be reflected or reserved against. Borrower will be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse effect since the date of the financial statement, except national general economic conditions, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement, except as disclosed by Borrower in a writing delivered to Lender; provided, however that Borrower has notified Lender that it has entered into a contract to sell its property in Ellicottville, New York.

     11. General Provisions.
          (a) Except as otherwise specifically provided in this Agreement, all notices, consents and other communications provided for in this Agreement must be in writing and mailed, faxed or otherwise transmitted or delivered to Lender or Borrower, as applicable, at their respective notice addresses as set forth in the Note, or at such other address as a party may designate for itself in a written notice to the other party or parties. All such notices, consents and communications will be effective: (a) if mailed, three (3) business days following deposit in the United States mail, certified or registered postage prepaid; (b) if delivered by recognized overnight delivery service (such as Federal Express), upon delivery; and (c) if transmitted by fax, when transmitted and electronic confirmation of transmission is received.
          (b) Borrower will immediately pay Lender upon demand all reasonable costs and expenses incurred by Lender in connection with: (a) the preparation of the loan documents; (b) the enforcement or satisfaction by Lender of any of Borrower’s obligations under the other loan documents; (c) appraisals and inspections of the Property required by Lender as a result of an Event of Default; (d) appraisals and inspections of the Property required by applicable law, including, without limitation, federal or state regulatory reporting requirements; (e) any acts performed by Lender at Borrower’s request or wholly or partially for the benefit of Borrower (including, without limitation, the preparation or review of amendments, assumptions, waivers, releases, reconveyances, estoppel certificates or statements of amounts owing under any Indebtedness); and (f) Lender’s out-of-pocket costs for administration of the Loan.
          (c) BORROWER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER AND THE OTHER INDEMNIFIED PARTIES FOR, FROM AND AGAINST ANY CLAIM, LOSS, DAMAGE, COST, EXPENSE OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF: (A) THE MAKING OF THE LOAN, EXCEPT FOR VIOLATIONS OF BANKING LAWS OR REGULATIONS BY THE INDEMNIFIED PARTIES; (B) THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS; (C) THE EXECUTION OF THIS AGREEMENT OR THE PERFORMANCE OF ANY ACT REQUIRED OR PERMITTED HEREUNDER OR BY LAW; (D) ANY FAILURE OF BORROWER TO PERFORM BORROWER’S OBLIGATIONS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS; (E) ANY ALLEGED OBLIGATION OR UNDERTAKING ON THE INDEMNIFIED PARTIES’ PART TO PERFORM OR DISCHARGE ANY OF THE REPRESENTATIONS, WARRANTIES, CONDITIONS, COVENANTS OR OTHER OBLIGATIONS OF BORROWER CONTAINED IN ANY OTHER DOCUMENT RELATED TO THE PROPERTY; OR (F) ANY ACT OR OMISSION BY BORROWER OR ANY CONTRACTOR, SUBCONTRACTOR, ARCHITECT, SUPPLIER, AGENT, EMPLOYEE OR REPRESENTATIVE OF BORROWER WITH RESPECT TO THE PROPERTY. THE FOREGOING TO THE CONTRARY NOTWITHSTANDING, THIS INDEMNITY WILL NOT INCLUDE ANY CLAIM, LOSS, DAMAGE, COST, EXPENSE OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF THE INDEMNIFIED PARTIES. THIS INDEMNITY WILL INCLUDE, WITHOUT LIMITATION, (I) ANY CLAIM, LOSS, DAMAGE, COST, EXPENSE OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE ORDINARY NEGLIGENCE OF ANY MEMBER OF THE INDEMNIFIED PARTIES, AND (II) ALL COURT COSTS AND REASONABLE ATTORNEYS’ FEES (INCLUDING, WITHOUT LIMITATION, EXPERT WITNESS FEES) PAID OR INCURRED BY LENDER OR ANY OF THE OTHER INDEMNIFIED PARTIES. BORROWER WILL PAY IMMEDIATELY UPON LENDER’S DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE AS SPECIFIED THEREIN. BORROWER AGREES TO USE LEGAL COUNSEL REASONABLY ACCEPTABLE TO LENDER

AND THE OTHER INDEMNIFIED PARTIES IN ANY ACTION OR PROCEEDING ARISING UNDER THIS INDEMNITY. THE PROVISIONS OF THIS SECTION WILL SURVIVE THE RELEASE OR FORECLOSURE OF THE SECURITY INSTRUMENT.
          (d) Borrower acknowledges and agrees that Lender’s acceptance or approval of any action of Borrower or any other matter requiring Lender’s approval, satisfaction, acceptance or consent pursuant to this Agreement or the other loan documents, including any other agreement, report, certificate, financial statement, appraisal or insurance policy, will not be deemed a warranty or representation by Lender of the sufficiency, legality, effectiveness or other import or effect of such matter.
          (e) If any attorney is engaged by Lender to enforce or defend any provision of the loan documents, or as a consequence of any Event of Default under the loan documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding, then Borrower will immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date paid by Lender until repaid by Borrower to Lender at the rate of interest applicable to the principal balance of the Note as specified therein.
          (f) This Agreement is between and for the sole benefit of Borrower and Lender, and Lender’s successors and assigns, and, except as expressly provided with respect to certain indemnities in favor of other Indemnified Parties, creates no rights whatsoever in favor of any other Person and no other Person will have any rights to rely hereon.
          (g) Time is of the essence of each of Borrower’s obligations under this Agreement. The waiver by Lender of any Default under this Agreement or the other loan documents will not be deemed a waiver of any other Default.
          (h) This Agreement will be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, administrators, successors and assigns; provided however Borrower may not assign its rights or interests in this Agreement without the prior written consent of Lender, which may be withheld in Lender’s sole discretion. Borrower acknowledges that Lender would not make the Loan except in reliance on Borrower’s expertise, reputation and prior experience in developing and constructing commercial real property, Lender’s knowledge of Borrower, and Lender’s understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security that already exists.
          (i) This Agreement may be executed in counterparts, each of which will be deemed an original, and such counterparts when taken together will constitute but one agreement.
          (j) Wherever Lender’s consent, approval, acceptance or satisfaction is required under any provision of this Agreement or any of the other loan documents, such consent, approval, acceptance or satisfaction must be in writing and will not unreasonably be withheld, conditioned or delayed by Lender unless such provision expressly so provides.
          (k) This Agreement, together with the other loan documents, constitutes the entire agreement of the parties with respect to the Loan, and supersedes any prior negotiations or agreements, any loan application submitted by Borrower to Lender and any commitment for the Loan delivered by Lender to Borrower. No consent, modification, extension, discharge, termination or waiver of any provision of this Agreement or the other loan documents will be effective unless in writing, signed by the

Person against whom enforcement is sought, and will be effective only in the specific instance for which it is given.
          (l) The Loan will be deemed to have been made in the State of Texas. This Agreement and the other loan documents will be governed by and construed and enforced in accordance with the laws of Texas without regard to its conflicts of laws principles. Borrower and Lender each unconditionally and irrevocably waives any right to assert that the law of any other jurisdiction governs this Agreement and the other loan documents. Venue is proper in Dallas County, Texas.
          (m) If a court of competent jurisdiction finds any provision of this Agreement or the other loan documents to be invalid or unenforceable as to any Person or circumstance in any jurisdiction, such finding will not render that provision invalid or unenforceable as to any other Person or circumstance or in any other jurisdiction. Where permitted by applicable law, any provision found invalid or unenforceable will be deemed modified to the extent necessary to be within the limits of enforceability or validity; however, if such provision cannot be deemed so modified, it will be deemed stricken and all other provisions of this Agreement in all other respects will remain valid and enforceable.
          (n) Borrower and Lender intend that the relationship created under this Agreement and the other loan documents be solely that of borrower and lender. Nothing is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant to Lender any interest in the Property other than that of mortgagee (or in the case of a deed of trust, beneficiary) or secured party.
          (o) Borrower hereby waives, to the extent permitted by applicable law, the right to assert any counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against Borrower by Lender under any of the loan documents.
          (p) The headings and captions of various sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
          (q) As used in this Agreement, singular terms include the plural and plural terms include the singular as the context may require.
          (r) All references to any agreement or contract in this Agreement refer to such agreement or contract as currently in effect and as it may be amended, supplemented or replaced in accordance with the terms of this Agreement and the other loan documents.
          (s) All terms not defined herein are defined in the Deed of Trust Note, dated of even date by Borrower, as Maker, and Lender, as Lender (the “Note”), or the Deed of Trust, Security Agreement, and Financing Statement, of even date, from Alterco Incorporated, as Grantor, to Kevin M. Kerr, as Trustee, for the benefit of Lender (the “Deed of Trust”), as the case may be.
     12. Interest Reserve. Borrower agrees to deposit $60,000.00 with Lender as an Interest Reserve (herein so called) on the date hereof. Borrower agrees to deposit an additional $5,000.00 with each payment on the Note until the total Interest Reserve balance totals $120,000.00. Lender agrees to apply the Interest Reserve funds to the final six (6) interest payments on the Note. The Interest Reserve will accrue interest, and Lender will hold it without bond in escrow. Upon the occurrence of an Event of Default, after any applicable notice and the failure to cure within any applicable grace period, Lender may, at its option, apply the Interest Reserve to any obligation evidenced by the Note or any loan document. All bank fees due to the Interest Reserve account will be paid from by Lender from the Interest Reserve.
     DATED as of March 19, 2009.

LENDER: F.F.F.C., INC.
By	/s/ John Femrite
John Femrite, President

BORROWER: AMERICAN LOCKER GROUP INCORPORATED
By	/s/ Paul Zaidins
Paul Zaidins, President